                                                                    EXHIBIT 99.5

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined financial statements give effect to the completed merger of PeopleSoft, Inc. ("PeopleSoft") and J.D. Edwards & Company ("J.D. Edwards").

      As of August 29, 2003, we have completed the acquisition of all of the outstanding J.D. Edwards stock in exchange for cash and PeopleSoft stock estimated to be valued at $2.0 billion, including restructuring and acquisition-related costs. The acquisition was completed as a two-step acquisition with 84.6 percent of the J.D. Edwards shares being acquired on July 18, 2003 and the remaining 15.4 percent of the J.D. Edwards shares being acquired through a merger on August 29, 2003. As a result of this two-step acquisition, which we refer to as the merger, minority interest in income will be recorded by PeopleSoft for the period from July 18, 2003 until August 29, 2003. These proforma condensed combined financial statements have been prepared without consideration of the two-step acquisition and do not include minority interest in income. Our merger with J.D. Edwards has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed were recorded at their fair values as of the date of the merger. Our fiscal year ends on December 31 of each year. J.D. Edwards' fiscal year ends on October 31 of each year.


      The unaudited pro forma condensed combined balance sheet gives effect to the merger of PeopleSoft and J.D. Edwards as if it occurred as of June 30, 2003 and combines the unaudited condensed balance sheet of PeopleSoft as of June 30, 2003 and the unaudited condensed balance sheet of J.D. Edwards as of April 30, 2003. The unaudited pro forma condensed combined balance sheet reflects the issuance of 0.43 shares of PeopleSoft common stock plus $7.05 in cash in exchange for each share of J.D. Edwards' common stock as provided in the merger agreement. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 combines the historical results for PeopleSoft for the year ended December 31, 2002 and the historical results for J.D. Edwards for the year ended October 31, 2002, as if the merger had occurred on January 1, 2002.

      The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2003 combines the historical results for PeopleSoft for the six months ended June 30, 2003 and the historical results for J.D. Edwards for the six months ended April 30, 2003 as if the merger of PeopleSoft and J.D. Edwards had occurred on January 1, 2002.

      The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes and does not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes of PeopleSoft and J.D. Edwards included in the applicable company's annual report on Form 10-K and quarterly reports on Form 10-Q.

PEOPLESOFT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

BS
-------------------------------------------------------------------------------------------------------------

                                                                                  PRO FORMA       PRO FORMA
                                               PEOPLESOFT      J.D. EDWARDS      ADJUSTMENTS       COMBINED
                                              --------------  ---------------    -----------      ---------

                                              AS OF JUNE 30,  AS OF APRIL 30,
                                                  2003            2003
                                              --------------  ---------------
ASSETS
  Current assets:
      Cash and cash equivalents                      272,860          340,610       -172,860(A)       440,610
      Short-term investments                       1,666,693           11,945       -704,723(A)       973,915
      Accounts receivable, net                       312,291          179,602              0          491,893
      Prepaid and other current assets                93,268           27,869         69,300(B)       190,437
                                                   ---------        ---------    -----------        ---------
        Total current assets                       2,345,112          560,026       -808,283        2,096,855

  Property & equipment, net                          389,974           72,458              0          462,432
  Capitalized software, net                           35,679           72,816        -72,816(C)       259,979
                                                                                     224,300(D)
  Goodwill                                            54,657           79,918        -79,918(C)     1,121,092
                                                                                   1,066,435(D)
  Other assets                                       184,820           54,397         -2,030(C)       571,448
                                                                                     475,100(D)
                                                                                    -140,839(B)
                                                   ---------        ---------    -----------        ---------
      Total assets                                 3,010,242          839,615        661,949        4,511,806
                                                   =========        =========    ===========        =========
LIABILITIES & EQUITY
  Current liabilities:

    Accounts payable and accrued liabilities         310,711          125,349         20,000(E)       636,226
                                                                                         166(F)
                                                                                     180,000(G)
    Short-term deferred revenues                     468,501          221,954       -221,954(H)       531,336
                                                                                      62,835(I)
                                                   ---------        ---------       ---------       ---------
      Total current liabilities                      779,212          347,303         41,047        1,167,562

Long-term deferred revenue and other                 119,936           16,322        -12,395(H)       255,231
                                                                                       2,938(I)
                                                                                     128,430(B)
                                                   ---------        ---------       ---------       ---------
      Total liabilities                              899,148          363,625        160,020        1,422,793

Stockholders' equity:
    Common stock                                       3,191              122           -122(J)         3,855
                                                                                         664(K)
    Additional paid-in capital                     1,439,759          500,685       -500,685(J)     2,431,414
                                                                                     999,926(K)
                                                                                        -166(F)
                                                                                      -8,105(K)
    Treasury stock                                   -36,429          -11,497         11,497(J)       -36,429
    Retained earnings (deficit)                      674,816           -4,773          4,773(J)       660,416
                                                                                     -14,400(D)
    Accumulated other comprehensive loss              29,757           -8,547          8,547(J)        29,757
                                                   ---------        ---------       ---------       ---------
      Total stockholders' equity                   2,111,094          475,990         501,929       3,089,013
                                                   ---------        ---------       ---------       ---------
      Total liabilities & S.E.                     3,010,242          839,615         661,949       4,511,806
                                                   =========        =========       =========       =========

   SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                   STATEMENTS.

PEOPLESOFT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

                                                          HISTORICAL
                                           ------------------------------------------
                                                   FOR THE SIX MONTHS ENDED
                                           ------------------------------------------
                                           JUNE 30, 2003     APRIL 30, 2003
                                           -------------    ---------------


                                                                   J.D.           PRO FORMA        PRO FORMA
                                           PEOPLESOFT             EDWARDS        ADJUSTMENTS        COMBINED
                                           -----------          -----------      -----------       -----------
REVENUES
License Fees                               $   192,567          $    90,393              $--       $   282,960
Services revenue                               765,131              319,042                          1,084,173
Development and other services                      --                   --               --                --
                                           -----------          -----------      -----------       -----------
   Total Revenues                              957,698              409,435               --         1,367,133

COSTS AND EXPENSES
Cost of License fees                            18,289               17,395           (8,447)(L)        49,675
                                                                                      22,430 (M)
                                                                                           8 (N)
Cost of Services                               330,167              155,199              782 (N)       486,148
Cost of Devl and other services                     --                   --                                 --
Sales and Marketing                            251,050              121,809              436 (N)       373,295
Product Development                            168,351               63,259              525 (N)       232,135
General and administrative                      74,039               43,853              276 (N)       118,168
Restructuring, acquisition and
  other charges                                 13,799                4,499           (1,367)(O)       47,904
                                                                                      (2,889)(P)
                                                                                        (243)(Q)
                                                                                      34,105 (R)
                                           -----------          -----------      -----------       -----------
Total costs and expenses                       855,695              406,014           45,616         1,307,325

OPERATING INCOME                               102,003                3,421          (45,616)           59,808

Other Income/expense                            11,678                3,683               --            15,361
                                           -----------          -----------      -----------       -----------
Income before provision for income taxes       113,681                7,104          (45,616)           75,169

(Benefit from) provision for income taxes       38,668                  995          (17,562)(S)        22,101
                                           -----------          -----------      -----------       -----------

                                           -----------          -----------      -----------       -----------
NET INCOME                                 $    75,013          $     6,109      $   (28,054)      $    53,068
                                           ===========          ===========      ===========       ===========
Basic income per share                            0.24                 0.05                               0.14
 Shares used                                   315,302              120,151                            366,967
Diluted Income Per Share                          0.23                 0.05                               0.14
 Shares used                                   319,299              122,524                            372,816

            SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS.

PEOPLESOFT, INC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)


                                                  HISTORICAL
                                       ------------------------------



                                               FOR THE YEAR ENDED
                                       ------------------------------
                                      DECEMBER 31,        OCTOBER 31,
                                         2002                2002
                                      ------------        -----------


                                                                              PRO FORMA          PRO FORMA
                                       PEOPLESOFT        J.D. EDWARDS        ADJUSTMENTS          COMBINED
                                      ------------       ------------        -----------        -----------
REVENUES
License Fees                           $   530,077        $   227,021                 $-            757,098
Services Revenue                         1,411,341            677,436                 --          2,088,777
Development and other services               7,530                 --                 --              7,530
                                       -----------        -----------        -----------        -----------
   Total Revenues                        1,948,948            904,457                 --          2,853,405

COSTS AND EXPENSES
Cost of License fees                        45,142             34,762            (16,159)(L)        108,621
                                                                                  44,860(M)
                                                                                      16(N)
Cost of Services                           661,083            324,850              1,564(N)         987,497
Cost of Devl and other services              6,755                 --                                 6,755
Sales and Marketing                        514,800            275,566                871(N)         791,237
Product Development                        341,187            123,292              1,050(N)         465,529
General and administrative                 117,070             90,418                551(N)         208,039
Restructuring, acquisition and
 other charges                              10,275             28,403             (9,032)(O)         90,331
                                                                                 (11,942)(P)
                                                                                  (1,283)(Q)
                                                                                  73,910(R)
                                       -----------        -----------        -----------        -----------
Total costs and expenses                 1,696,312            877,291             84,406          2,658,009

OPERATING INCOME                           252,636             27,166            (84,406)           195,396

Other Income/expense                        30,600              6,392                 --             36,992
                                       -----------        -----------        -----------        -----------
Income before provision for
 income taxes                              283,236             33,558            (84,406)           232,388

(Benefit from) provision for
 income taxes                              100,647            (12,635)           (32,496)(S)         55,516
                                       -----------        ----------         -----------        -----------
NET INCOME                             $   182,589        $    46,193        $   (51,910)       $   176,872
                                       ===========        ===========        ===========        ===========

Basic income per share                        0.59               0.39                                  0.49
 Shares used                               310,777            118,305                               361,648
DILUTED INCOME PER SHARE                      0.57               0.38                                  0.47
 Shares used                               320,310            121,414                               372,518

   SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
                                   STATEMENTS.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

      1. BASIS OF PRO FORMA PRESENTATION

      The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of PeopleSoft, Inc.("PeopleSoft") and J.D. Edwards and Company ("J.D. Edwards") and has been prepared to reflect the merger as if it had been consummated on June 30, 2003.

      The unaudited pro forma condensed combined statements of operations combine the results of operations of PeopleSoft for its fiscal year ended December 31, 2002 and for the six months ended June 30, 2003 with the results of operations of J.D. Edwards for its fiscal year ended October 31, 2002 and the six months ended April 30, 2003. The unaudited pro forma condensed combined statements of operations have been prepared to reflect the merger as if it had occurred on January 1, 2002.

      You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had PeopleSoft and J.D. Edwards been combined during these time periods or the future results that may be achieved after the merger.

      On a combined basis, there were no transactions between PeopleSoft and J.D. Edwards during the periods presented. There are no significant differences between the accounting policies of PeopleSoft and J.D. Edwards.

      The pro forma combined provision for income taxes and the pro forma combined balances of deferred taxes may not represent the amounts that would have resulted had PeopleSoft and J.D. Edwards filed consolidated income tax returns during the periods presented.

      2. PRELIMINARY PURCHASE PRICE

      The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $2.0 billion, including restructuring and acquisition-related costs. The fair value of PeopleSoft common stock to be issued was determined using an average price of $17.22, which was the average closing price of PeopleSoft common stock for a few days before and after the amended terms of the merger agreement were agreed to and announced.

      The estimated purchase price assumes that all J.D. Edwards stockholders received consideration of 0.43 of a share of PeopleSoft common stock plus $7.05 in cash for each of J.D. Edwards' 123,775,935 outstanding shares of common stock.

      The estimated purchase price also assumes that all J.D. Edwards stock options will be exchanged on a 1.0 to 0.43 basis for PeopleSoft stock options, plus a right to receive $7.05 in cash upon exercise of the PeopleSoft option. PeopleSoft used $17.22 as the per share price in calculating the value of options using the Black-Scholes option pricing model. The following assumptions were used to determine the fair value of the assumed options: estimated contractual life of 5.1 years, risk-free interest rate of 1.75%, expected volatility of 0.885 and no expected dividend yield. For the unvested options assumed, the portion of the intrinsic value applicable to the remaining vesting period is recorded as deferred compensation and will be expensed over the remaining vesting period.

      The actual number of shares of PeopleSoft common stock to be issued and J.D. Edwards stock options to be assumed will be based on the actual number of J.D. Edwards common shares and stock options outstanding at the closing date assuming that all stockholders of J.D. Edwards were to receive the consideration of 0.43 of a share of PeopleSoft common stock plus cash of $7.05 for each common share of J.D. Edwards outstanding as of the closing date.

      The estimated acquisition-related costs consist primarily of investment banking, legal and accounting fees, printing costs and other external costs directly related to the merger.

      The final purchase price is dependent on the actual number of J.D. Edwards common shares exchanged, the actual number of options assumed and actual merger costs. The final purchase price will be determined as soon as final data regarding shares exchanged and costs is available. The estimated total purchase price of the J.D. Edwards merger is as follows:

Preliminary Purchase Price

                                                                                               (IN THOUSANDS)
Cash consideration                                                                              $  877,583
Fair value of estimated PeopleSoft common stock to be issued                                       921,722
Estimated fair value of J.D. Edwards options to be assumed less $8,105 representing the portion of the intrinsic value of J.D. Edwards' unvested options applicable to the remaining vesting period
Restructuring costs                                                                                 78,868
Acquisition-related costs                                                                          180,000
Aggregate preliminary purchase price                                                                20,000
                                                                                                ----------
                                                                                                $2,078,173
                                                                                                ==========

      PeopleSoft is in process of determining its restructuring costs and other acquisition-related costs and currently estimates it will incur costs in connection with the transaction in the range of $175 million to $225 million. Such costs include the direct transaction costs of $20 million, consisting primarily of business consulting fees paid to investment bankers, legal and accounting fees and expenses, and $155 million to $205 million for certain restructuring costs resulting from the merger related to facilities closures, severance and other costs. Management of PeopleSoft is still assessing costs associated with the integration planning and the ultimate amount of the related costs is not yet known.

      3. PRELIMINARY PURCHASE PRICE ALLOCATION

      Under the purchase method of accounting, the total estimated purchase price will be allocated to J.D. Edwards' net tangible and identifiable intangible assets based upon their estimated fair values as of the date of completion of the merger. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon the estimated purchase price and preliminary valuation, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of J.D. Edwards as of April 30, 2003.

                                                                                                   (IN THOUSANDS)
                                                                                                   -------------
Net tangible assets                                                                                  $   489,802
Goodwill                                                                                               1,066,435
Identifiable intangible assets                                                                           699,400
Unearned stock-based compensation                                                                          8,105
Deferred taxes on acquired identifiable intangible assets and restructuring costs                       (199,969)
In-process research and development                                                                       14,400
                                                                                                     -----------
Aggregate preliminary purchase price                                                                 $ 2,078,173
                                                                                                     ===========

      The preliminary allocation of the purchase price was based upon a preliminary valuation, as described below, and management's estimates and assumptions are subject to change upon the finalization of the valuation.

      Net tangible assets were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values. J.D. Edwards' net tangible assets were $489.8 million as of April 30, 2003, excluding goodwill and other intangible assets of $154.8 million, and a reduction in deferred revenue of $168.6 million.

      The pro forma condensed combined balance sheet reflects a $168.6 million reduction of J.D. Edwards' deferred revenue balance as of April 30, 2003, resulting in lower service revenue as the maintenance revenue is recognized in future periods compared to the amount of service revenue J.D. Edwards and PeopleSoft would have aggregately recognized in the same period absent the merger. For purposes of the pro forma condensed combined statements of operations, PeopleSoft has not shown a reduced amount of service revenue as this impact is non-recurring in nature.

      Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma condensed combined statements of operations do not reflect the amortization of goodwill acquired in the merger consistent with the guidance in Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

      PeopleSoft's management valued the identifiable intangible assets to be acquired using a preliminary appraisal. Identifiable intangible assets consist of (in thousands):


                                            ESTIMATED                      ESTIMATED ANNUAL
IDENTIFIABLE INTANGIBLE ASSETS              FAIR VALUE        USEFUL LIFE    AMORTIZATION
------------------------------              ----------        -----------    ------------
Developed technology ....................    $224,300            5 yrs         $ 44,860
Patented technology .....................      60,300            5 yrs           12,060
Customer contracts ......................     105,600            5 yrs           21,120
Maintenance agreements and
  related relationships .................     303,500          8.7 yrs           35,030
Consulting contracts ....................       5,700            6 mos            5,700
                                             --------
                                             $ 69,400
                                             ========

Deferred taxes totaling $200 million on acquired identifiable intangible assets and restructuring costs were computed as follows (in thousands):

                                                                                                 DEFERRED
                                                                         STATUTORY              TAX ASSET
                                                      AMOUNT              TAX RATE             (LIABILITY)
                                                     --------             --------             -----------
Identifiable intangible assets                       $699,400              38.5%                $(269,269)
Restructuring costs                                   180,000              38.5%                   69,300
                                                                                                ---------
                                                                                                $(199,969)
                                                                                                =========

      In order to value purchased in-process research and development
(IPR&D), research projects in areas for which technological feasibility had not been established were identified. The value of these projects was determined by estimating the expected cash flows from the projects once commercially viable and discounting the net cash flows back to their present value, using the adjusted discount rates based on the percentage of completion of the in-process research and development projects.

      Net Cash Flows. The net cash flows from the identified projects are based on PeopleSoft's estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, royalty costs and income taxes from those projects. These revenue estimates are based on the assumptions mentioned below. The research and development costs included in the model reflect costs to sustain projects, but exclude costs to bring in-process projects to technological feasibility.

      The estimated revenues are based on management projections of each in-process project and the business projections were compared and found to be in line with industry analysts' forecasts of growth in substantially all of the relevant markets.

      These projections are based on PeopleSoft's management estimates of market size and growth, expected trends in technology and the nature and expected timing of new project introductions by J.D. Edwards.

      Discount Rate. Discounting the net cash flows back to their present value is based on the industry weighted average cost of capital ("WACC"). PeopleSoft believes the industry WACC is approximately 12% to 14%. The discount rate used in discounting the net cash flows from IPR&D is 25%. The discount rate used is higher than the industry WACC due to inherent uncertainties surrounding the successful development of the IPR&D, market acceptance of the technology, the useful life of such technology and the uncertainty of technological advances which could potentially impact the estimates described above.

      If the projects discussed above are not successfully developed, the sales and profitability of the combined company may be adversely affected in future periods.

      PeopleSoft's management has estimated that $14.4 million of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use.

      This amount has been expensed as a non-recurring, non-tax deductible charge. This amount has been reflected as a reduction to stockholders' equity and has not been included in the pro forma combined statement of operations due to its nonrecurring nature.

      The valuation methodology incorporates a "percentage of completion" approach.

4. PRO FORMA NET INCOME PER SHARE

      The PeopleSoft unaudited pro forma combined condensed statements of operations have been prepared as if the merger had occurred as of January 1, 2002. The pro forma basic and diluted income per share are based on the weighted average number of shares of PeopleSoft common stock outstanding during each period and the number of shares of PeopleSoft common stock to be issued in connection with the merger, plus net J.D. Edwards options assumed in connection with the merger using conversion ratio of 0.43 PeopleSoft stock option for each J.D. Edwards stock option exchanged using the treasury stock method. The following table shows the adjusted pro forma combined basic and diluted shares at the end of the period presented (in thousands):

                                            PEOPLESOFT          ADJUSTMENTS, NEW       PRO FORMA COMBINED
                                         WEIGHTED AVERAGE          EQUIVALENT           WEIGHTED AVERAGE
                                              SHARES            PEOPLESOFT SHARES           SHARES
                                             -------            -----------------           -------
Shares outstanding as of 12/31/02
Basic .................................      310,777                50,871(a)               361,648
Diluted ...............................      320,310                52,208(b)               372,518

(a) Assuming that all J.D. Edwards stockholders were to receive the consideration of 0.43 shares of PeopleSoft common stock for each outstanding common share of J.D. Edwards as of December 31, 2002, the following shares of PeopleSoft would have been issued:

Number of J.D. Edwards outstanding shares                                                          118,305
Conversion ratio                                                                                      0.43
                                                                                                   -------
PeopleSoft shares to be issued for J.D. Edwards outstanding shares                                  50,871

(b) Estimated impact of the J.D. Edwards stock options to be assumed:

PeopleSoft shares to be issued for J.D. Edwards outstanding shares                                  50,871
                                                                                                    ------
Potential common shares using the treasury method                                                    1,337
                                                                                                    ------
Pro forma diluted share adjustment for the year ended December 31, 2002                             52,208
                                                                                                    ======

                                              PEOPLESOFT               ADJUSTMENTS, NEW           PRO FORMA COMBINED
                                           WEIGHTED AVERAGE               EQUIVALENT               WEIGHTED AVERAGE
                                                SHARES                 PEOPLESOFT SHARES                SHARES
                                               -------                 -----------------                -------
Shares outstanding as of 06/30/03
Basic ...................................      315,302                     51,665(a)                    366,967
Diluted .................................      319,299                     53,517(b)                    372,816

(a) Assuming that all J.D. Edwards stockholders were to receive the consideration of 0.43 shares of PeopleSoft common stock for each outstanding common share of J.D. Edwards as of June 30, 2003, the following shares of PeopleSoft would have been issued:

Number of J.D. Edwards outstanding shares .......................................    120,151
Conversion ratio ................................................................       0.43
                                                                                     -------
PeopleSoft shares to be issued for J.D. Edwards outstanding shares ..............     51,665

(b) Estimated impact of the J.D. Edwards share options to be assumed:

PeopleSoft shares to be issued for J.D. Edwards outstanding shares .............................    51,665
                                                                                                    ------
Potential common shares using the treasury method ..............................................     1,852
                                                                                                    ------
Pro forma diluted share count for the period ended June 30, 2003 ...............................    53,517
                                                                                                    ------

5. PRO FORMA ADJUSTMENTS

      The following pro forma adjustments are based on preliminary estimates which may change as additional information is obtained:

(A) To record cash paid as part of the proposed merger, using the assumed number of J.D. Edward's common shares outstanding of 123,775,935 multiplied by $7.05 per share.

(B) To record the adjustment for deferred tax assets and liabilities related to restructuring costs and identifiable intangible assets.

(C) To eliminate J.D. Edwards existing capitalized intangible assets and goodwill.

(D)   To record the intangible assets and goodwill related to the merger.

(E) To accrue for acquisition-related costs related to investment banking, legal and accounting fees, printing costs, and other.

(F)   To record out-of-pocket registration fees.

(G)   To record restructuring costs.

(H)   To eliminate J.D. Edwards deferred revenue.

(I) To record deferred revenue based on estimated costs and an appropriate profit margin to perform the services related to J.D. Edwards deferred maintenance contracts.

(J)   To eliminate J.D. Edwards' stockholders' equity accounts.

(K) To record stockholders' equity related to the merger including $14,400,000 related to IPR&D and $8,105,000 of deferred compensation.

(L) To eliminate J.D. Edwards' amortization of capitalized software as all intangible assets would have been eliminated had the acquisition occurred on January 1, 2002.

(M) To record amortization expenses related to capitalized software to be acquired as part of the merger.

(N)   To record the amortization of stock-based compensation.

(O) To eliminate J.D. Edwards' amortization and write-off of acquired software as all intangible assets would have been eliminated had the acquisition occurred on January 1, 2002.

(P) To eliminate J.D. Edwards' amortization and write-off of other acquired intangibles as all intangible assets would have been eliminated had the acquisition occurred on January 1, 2002.

(Q) To eliminate J.D. Edwards' acquisition-related deferred compensation as all deferred compensation would have been eliminated had the acquisition occurred on January 1, 2002.

(R) To record amortization expenses related to intangible assets to be acquired as part of the merger.

(S) To record an income tax impact on the non-tax pro forma adjustments at PeopleSoft's statutory tax rate of 38.5%.